As filed with the Securities and Exchange Commission on August 6, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party Other than the Registrant [ ]

                           Check the appropriate box:

                        [X] Preliminary Proxy Statement.
     [ ] Confidential, for Use of the Commission Only (as Permitted by Rule
                                 14a-6(e)(2)).
                         [ ] Definitive Proxy Statement.
                      [ ] Definitive Additional Materials.
             [ ] Soliciting Material Pursuant to Section 240.14a-12.

                         DREXLER TECHNOLOGY CORPORATION
                ------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

               Payment of Filing Fee (check the appropriate box):

                              [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:


                ------------------------------------------------


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule, or registration statement no.:

(3) Filing party:

(4) Date filed:

--------------------------------------------------------------------------------
                                     DREXLER
                             TECHNOLOGY CORPORATION

                             1875 N. Shoreline Blvd.
                         Mountain View, California 94043

                ------------------------------------------------

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
                             Friday, October 1, 2004
                                    2:00 p.m.

To the Stockholders:

The 2004 Annual Meeting of Stockholders of Drexler Technology Corporation (the "Company") will be held in the Edwards Room at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, on Friday, October 1, 2004, at 2:00 p.m. Pacific time, for the following purposes:

1. to elect directors;

2. to ratify the selection of KPMG LLP as independent auditors for the fiscal year ended March 31, 2005;

3. to approve the adoption of the 2004 Equity Incentive Compensation Plan (the "Incentive Plan");

4. to approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 50,000;

5. to consider and vote upon a proposal to amend the Certificate of Incorporation to change the Company's name to LaserCard Corporation;

6. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on Friday, August 6, 2004 are entitled to notice of and to vote at this meeting and at any continuation, adjournment, or postponement thereof.

                       By Order of the Board of Directors


                                            /s/ JERALD E. ROSENBLUM
                                            Secretary




Mountain View, California
August 27, 2004

-------------------------------------------------------------------------------------------------------------------
                                           TABLE OF CONTENTS

                                                                                                               Page

GENERAL ..........................................................................................................5

PROPOSAL 1: ELECTION OF DIRECTORS ................................................................................7

PROPOSAL 2: RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS ..................................................11

PROPOSAL 3: ADOPTION OF THE 2004 OPTION PLAN ....................................................................11

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN ..............................16

PROPOSAL 5: CHANGE OF COMPANY NAME ..............................................................................17

EXECUTIVE COMPENSATION ..........................................................................................18

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION .....................................................19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ..................................................................19

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL ARRANGEMENTS .............................19

STOCK PERFORMANCE GRAPH .........................................................................................20

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE JOINT REPORT ON FISCAL 2004 EXECUTIVE COMPENSATION ............21

AUDIT COMMITTEE REPORT ..........................................................................................22

AUDIT COMMITTEE .................................................................................................23

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE .........................................................24

PRINCIPAL STOCKHOLDERS ..........................................................................................24

PROXY COST AND SOLICITATION .....................................................................................25

OTHER MATTERS; TIMELY PROPOSALS .................................................................................25

STOCKHOLDER PROPOSALS AND BOARD NOMINATIONS FOR THE 2005 ANNUAL MEETING .........................................26

AVAILABILITY OF FORM 10-K .......................................................................................26

APPENDIX A  2004 EQUITY INCENTIVE COMPENSATION PLAN ............................................................A-1

APPENDIX B  NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER ..............................................B-1


       --------------------------------------------------------------


Voting Shares Held in Your Own Name

If your shares are held directly in your name with Drexler Technology's transfer agent, Mellon Investor Services LLC, you are receiving a Drexler Technology proxy card on which to vote. Whether or not you plan to attend the meeting, please sign and return the proxy card in the enclosed envelope as promptly as possible. Postage is not needed if the envelope is mailed in the United States. If you attend the meeting, and so desire, you may withdraw your proxy and vote in person.

If you live in the United States or Canada, you may submit your proxy by following the Vote by Telephone instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions on the proxy card.

Voting Shares Held in "Street Name"

If your shares are held by your broker ("street name") you are receiving a voting instruction form from your broker or the broker's agent, asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent; no postage is necessary if mailed in the United States.

A number of brokers and banks participate in a program, provided through ADP Investor Communication Services, that offers telephone and Internet voting options to "street name" stockholders. Please check your voting instruction form to determine if you can use these voting methods.

"Street name" stockholders may attend the 2004 Annual Meeting and vote in person by contacting the broker or agent in whose name the shares are registered, to obtain a broker's proxy showing the number of shares you owned beneficially on August 6, 2004. You must bring the broker's proxy to the annual meeting in order to vote in person.

--------------------------------------------------------------------------------

                         DREXLER TECHNOLOGY CORPORATION
            1875 N. Shoreline Blvd., Mountain View, California 94043

        ----------------------------------------------------------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 1, 2004

General

The enclosed proxy is solicited on behalf of the Board of Directors of Drexler Technology Corporation, a Delaware corporation (the "Company"), for use at the 2004 Annual Meeting of Stockholders of the Company, to be held in the Edwards Room at Hyatt Rickeys of Palo Alto, 4219 El Camino Real, Palo Alto, California, at 2:00 p.m. Pacific time on Friday, October 1, 2004. Only stockholders of record on Friday, August 6, 2004, will be entitled to vote. At the close of business on that date, the Company had outstanding 11,410,064 shares of common stock.

Stockholders are entitled to one vote for each share held. All duly executed proxy cards received prior to the meeting will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

o FOR the election of the Board's nominees as directors as set forth in this Proxy Statement;

o FOR the ratification of KPMG LLP as independent auditors as set forth in this Proxy Statement;

o FOR the adoption of the 2004 Equity Incentive Compensation Plan as set forth in this Proxy Statement;

o FOR the amendment to the Company's Employee Stock Purchase Plan to increase the shares reserved for issuance thereunder by 50,000 as set forth in this Proxy Statement; and

o FOR the change of the Company's name to LaserCard Corporation as set forth in this Proxy Statement.

In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its exercise. A proxy may be revoked by filing with the Secretary of the Company, prior to the meeting, either an instrument revoking it or a duly executed proxy bearing a later date; by duly executing a proxy bearing a later date which is presented at the meeting; or by attending the meeting and electing to vote in person.

The required quorum for the transaction of business at the annual meeting is a majority of the shares entitled to vote, represented in person or by proxy. Shares that are duly voted "FOR," "AGAINST," or "ABSTAIN" on any matter are treated as being present at the meeting for purposes of establishing a quorum.

The Company intends to count abstentions with respect to any proposal as present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. The Company intends to count broker non-votes (which typically occur when shares held by brokers or nominees for beneficial owners are not voted on a particular matter due to the absence of instructions as to the particular matter from the beneficial owners and the absence of the authority for the broker or nominee to vote such shares as to such matter absent such instructions) for the purpose of establishing the presence or absence of a quorum for the transaction of business, but not as votes cast with respect to any proposal that may come before the meeting. That is, although they count for purposes of determining a quorum, shares which are not voted as to a matter, besides abstentions, such as broker non-votes or under other circumstances in which proxy authority is defective or has been withheld, are not deemed to be present or represented for the purposes of determining whether stockholder approval of that matter has been obtained. Broker non-votes would to this extent have no effect on the outcome of the election of directors or the vote on any proposal requiring a majority of shares present or in person represented by proxy at the meeting. Many brokers are subject to rules which prohibit them from voting on proposals such as Proposals 3 and 4 relating to equity compensation plans unless they receive specific instructions from the beneficial owner to vote on such matters but such rules do not prohibit them to vote in the election of directors and on proposals such as Proposals 2 and 5 related to ratification of accountants and corporate name change in the absence of such instructions if and as they choose.

This Proxy Statement is being mailed to stockholders of record on or about August 27, 2004.

--------------------------------------------------------------------------------

                        PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

In accordance with the Company's By-Laws, seven individuals were nominated by the Company's Board of Directors upon recommendation of its Nominating Committee for election as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. All seven nominees are currently members of the Company's Board of Directors: Jerome Drexler, Christopher J. Dyball, Richard M. Haddock, Arthur H. Hausman, Dan Maydan, William E. McKenna, and Walter F. Walker. Certain biographical information about the nominees is set forth in the Security Ownership by Directors and Executive Officers table on pages 4 and 5. As noted in the table, effective September 1, 2003, the Company separated the position of Chairman from the position of Chief Executive Officer (CEO) and appointed Dr. Dyball and Mr. Haddock as Co-CEOs, with Mr. Drexler retaining the title of Chairman of the Board and remaining an executive officer of the Company. As explained above, all proxies solicited hereby will be voted for the election of the seven nominees unless authority to vote for one or more nominees is withheld in accordance with the instructions on the proxy card. If any nominee is unable or declines to serve as director at the time of the annual meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

Board Meetings and Committees

The Board of Directors held six meetings during the 2004 fiscal year ended March 31, 2004. The Board has standing Audit, Compensation, Stock Option, and Nominating and Corporate Governance Committees. During the 2004 fiscal year, the Audit Committee held ten meetings, the Compensation Committee held one meeting, the Stock Option Committee held one meeting, and the Nominating Committee held one meeting. During the 2004 fiscal year, all Board meetings and all committee meetings were attended by all members, except that one director missed one Audit Committee meeting, one director missed two Audit Committee meetings and one director missed one Board of Directors meeting.

The Audit Committee is generally responsible for oversight on matters relating to financial accounting and reporting, internal controls, auditing, legal and regulatory compliance activities, and other matters as the Board of Directors deems appropriate. The Audit Committee's role is limited to this oversight; it is not the duty of the Audit Committee to plan or conduct audits or to determine whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Rather the Company's management is responsible for preparing the Company's financial statements and the independent accountants are responsible for auditing those financial statements. The Audit Committee has the sole authority to appoint, retain, compensate, evaluate, and, where appropriate, replace the Company's independent accountants. In addition, the Audit Committee has the sole authority to approve all auditing services and non-audit services to be provided to the Company and its subsidiaries by the independent accountants in advance of the provision of these services. The Audit Committee also approves the fees and terms of all non-audit services provided by the independent accountants and evaluates their independence. The Audit Committee currently is composed of Messrs. Hausman, McKenna, and Walker, each of whom the Company believes to be qualified and "independent" as defined by The Nasdaq(R) Stock Market listing requirements.

The Audit Committee of our Board of Directors contains at least one "audit committee financial expert." The name of the Audit Committee financial expert is William E. McKenna, and the Board of Directors has determined that he is "independent" as that term is defined Item 7(d)(3)(iv) of Section 14A of the Securities and Exchange Act, as amended (the "Exchange Act").

The Compensation Committee was previously composed of two outside directors, Mr. McKenna and Dr. Maydan. The functions of the Compensation Committee are to approve the salaries of executive officers (including the Chief Executive Officer(s)) and to approve the salaries of certain other employees. The Stock Option Committee was previously composed of two outside directors, Messrs. McKenna and Hausman. The function of the Stock Option

Committee is to oversee the Company's Stock Option Plan and Employee Stock Purchase Plan. The Stock Option Committee has been recently eliminated and its role assumed by the Compensation Committee which has been expanded to include Mr. Hausman. The Nominating Committee is composed of all four outside directors, namely, Messrs. Hausman, McKenna, Walker, and Dr. Maydan.

The Nominating and Corporate Governance Committee recommends to the Board of Directors nominees for director and will review and make recommendations to the Board of Directors with respect to candidates for director proposed by stockholders. Stockholders entitled to vote at the 2005 Annual Meeting may nominate a candidate to serve as a director so long as they give timely notice of their nomination in writing to the Company's Secretary. In order to be timely, stockholders must comply with the procedures outlined under the headings "Other Matters; Timely Proposals" and "Stockholder Proposals and Board Nominations for the 2005 Annual Meeting." Section 2.13(b) of the Company's By-Laws outlines the information that must be included in the stockholder's written notice. The Nominating and Corporate Governance Committee Charter is included with this Proxy Statement as Appendix B.

Board of Directors Interaction with Stockholders

The Company provides for a process for stockholders to communicate with the Board of Directors. Stockholders may send written communications to the attention of the Board of Directors specific Board member or committee, in care of Drexler Technology Corporation, Attention: Steven Larson, 1875 N. Shoreline Blvd., Mountain View, California 94043. You must include your name and address in the written communication and indicate whether you are a shareholder of the Company. Mr. Larson will review any communication received from a shareholder, and all material communications from shareholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Director Compensation

During the 2004 fiscal year, each of the seven directors received a fee of $1,200 per month for serving as a director, the standard fee that was in effect since July 1995. To remain competitive with other public companies, effective August 2003, the Company increased the monthly fee paid to each director to $1,500. The Company also authorized an additional payment to the Chairman of the Audit Committee of $10,000 per year, prorated over 12 months, and an additional payment to the other two Audit Committee members of $5,000 per year, prorated over 12 months. The increases were due to the additional corporate governance responsibilities and oversight required of the Audit Committee and the Board of Directors in light of regulatory and legislative changes. The financial impact of these increases is $3,600 per year per director, plus a total of $20,000 per year for the Audit Committee, for a total increase in annual outlay of $45,200. The Company also reimburses reasonable out-of-pocket expenses incurred by directors performing services for the Company. Effective October 1, 2004, the Chairman of the Board will be compensated $60,000 per year.

The Company's Stock Option Plan (the "Option Plan") (as well as the proposed new Incentive Plan) provides for the automatic grant of an option to purchase 15,000 shares of the Company's common stock on the date any person, whether or not a Company employee, first becomes a director. Grants to newly elected directors have a term of ten years and become exercisable in cumulative increments of one-fourth (1/4) each at the end of 12 months, 24 months, 36 months, and 48 months from the date of grant. The Option Plan further provides that on the date of the Company's annual meeting, each non-employee director who has served as a director of the Company for the preceding six-month period and who is re-elected at the annual meeting, is automatically granted an option to purchase 6,000 shares of the Company's common stock. These option share grants to re-elected non-employee directors are exercisable in full and vested at the time of grant. The exercise price for options granted to newly elected directors and re-elected directors is the fair market value of the Company's common stock on the date of grant.

Security Ownership of Directors and Executive Officers

The table on the following page contains information as of July 31, 2004, respecting the number of shares and percentage of the Company's common stock beneficially owned by each of the Company's seven directors, by each named executive officer of the Company, and by all executive officers and directors as a group. The address of each beneficial owner listed in the table is c/o Drexler Technology Corporation, 1875
N. Shoreline Blvd., Mountain View, California 94043. Applicable percentages are based on 11,410,064 shares outstanding on July 31, 2004.

             SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

                                                                         Director     Common       Percentage
Name, Principal Occupation, and Other Directorships              Age     Since        Shares(1)    of Class(2)
---------------------------------------------------              ---     --------     ---------    -----------
JEROME DREXLER, Director and Executive Officer..................  76     1968        662,110(3)        5.7%
Chairman of the Board of Directors of the Company
and its wholly owned subsidiary, LaserCard Systems
Corporation. Chief Executive Officer of both
companies (until September 1, 2003).

ARTHUR H. HAUSMAN, Director ....................................  80     1981         62,392(4)        0.5%
Private investor. Retired Chairman, President, and Chief
Executive Officer of Ampex Corporation (manufacturer
of professional audio-video systems, data/memory products,
and magnetic tape). Director of California Amplifier, Inc.
(low-noise amplifiers).

DAN MAYDAN, Director............................................  68     1998         39,000(5)        0.3%
President Emeritus (since May 2003), President (1993 to
May 2003), and Director of Applied Materials, Inc.
(semiconductor manufacturing equipment). Director of
Electronics for Imaging, Inc. (software). Member of the
National Academy of Engineering.

WILLIAM E. McKENNA, Director ...................................  85     1970         89,483(6)        0.8%
Private investor. Director of Midway Games, Inc. (interactive entertainment software for the home market) and WMS Industries,
Inc. (coin-operated video and other games). Certified Public
Accountant (New York and California).

WALTER F. WALKER, Director .....................................  50     1999         69,250(7)        0.6%
President, CEO, and Director (since 2001) of The Basketball
Club of Seattle, LLC, which owns the Seattle Sonics & Storm
Basketball teams (NBA and WNBA basketball); formerly
President (since 1994) of Seattle SuperSonics NBA basketball team. Previously, was President (in 1994) of Walker Capital,
Inc. (money management firm) and Vice President (from 1987
to 1994) of Goldman Sachs & Co. (investment banking firm).
Director of Advanced Digital Information Corporation (archival
And backup data-storage peripherals). National Trustee of the
Boys & Girls Clubs of America. Member of the Institute of
Chartered Financial Analysts (CFAs).

CHRISTOPHER J. DYBALL, Director and Executive Officer ..........  53     2001        223,951(8)        1.9%
Co-Chief Executive Officer (since September 1, 2003) of the
Company and its subsidiary, LaserCard Systems Corporation.
Formerly, was Executive Vice President and General Manager,
Card Manufacturing of the Company.

RICHARD M. HADDOCK, Director and Executive Officer .............  53     2001        238,150(9)        2.0%
Co-Chief Executive Officer (since September 1, 2003) of the
Company and its subsidiary, LaserCard Systems Corporation, and
President of LaserCard Systems Corporation.
Formerly, was President and Chief Operating Officer of
both companies.

STEVEN G. LARSON, Executive Officer ............................  54     N/A        152,322(10)        1.3%
Vice President of Finance and Treasurer of the Company and its
wholly owned subsidiary, LaserCard Systems Corporation.

All executive officers and directors as a group (the 8 persons
named above) ...................................................                  1,536,658(11)       12.5%

(1) Except as may be provided in the other footnotes below to this table, to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes 155,000 shares purchasable by exercise of options within 60 days. Does not include 7,700 shares owned by Mr. Drexler's wife, as to which shares Mr. Drexler disclaims any beneficial ownership. Includes 7,700 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity. The power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife. Mr. Drexler disclaims beneficial ownership with respect to these shares.

(4) Includes 42,000 shares purchasable by exercise of options within 60 days.

(5) Represents 39,000 shares purchasable by exercise of options within 60 days.

(6) Includes 54,000 shares purchasable by exercise of options within 60 days.

(7) Includes 37,000 shares purchasable by exercise of options within 60 days. Does not include 1,000 shares owned by Mr. Walker's wife, as to which shares Mr. Walker disclaims any beneficial ownership.

(8) Includes 215,200 shares purchasable by exercise of options within 60 days.

(9) Includes 229,000 shares purchasable by exercise of options within 60 days.

(10) Includes 149,167 shares purchasable by exercise of options within 60 days.

(11) Includes 920,367 shares purchasable by exercise of options within 60 days.

The Board of Directors recommends a vote FOR election of the Company's nominees.

Required Vote for Approval of Proposal 1

The election of each nominee to the Board of Directors will require the affirmative vote of the holders of a plurality of the shares of the Company's common stock present in person or represented by proxy at the meeting. The seven nominees for director who receive the most votes cast in their favor will be elected to serve as directors. With respect to the election of directors, stockholders may (1) vote "FOR" all seven nominees, (2) "WITHHOLD" authority to vote for all such nominees, or (3) "WITHHOLD" authority to vote for any individual nominee or nominees, but vote for all other nominees. Because directors are elected by a plurality of the votes cast, broker non-votes and shares for which authority to vote has been withheld will have no effect on the outcome of the election.

         PROPOSAL 2: RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the Board of Directors has appointed KPMG LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. KPMG audited our financial statements for fiscal year 2004. Previously, Price Waterhouse Coopers ("PWC") had audited our financial statements from fiscal year 2002 and fiscal year 2003. Prior to that, Arthur Andersen LLP served as the Company's independent auditors for the fiscal years 1981 through 2001 and the first nine months of fiscal year 2002.

Representatives of the firm of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's By-Laws or otherwise. The Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change could be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR the above proposal.

Required Vote for Approval of Proposal 2

Approval of the above proposal related to the ratification of the Company's independent auditors will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the meeting. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 2. Broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

       PROPOSAL 3: ADOPTION OF THE 2004 EQUITY INCENTIVE COMPENSATION PLAN

The Board of Directors has deemed that it is in the best interest of the Company and our stockholders to terminate the existing Stock Option Plan (the "Option Plan") and to adopt an equity incentive compensation plan that would succeed the Option Plan. As described below, the 2004 Equity Incentive Compensation Plan (the "Incentive Plan") provides the Company with a wider range of equity incentives for employees and consultants which could prove important should the Financial Accounting Standards Board change the accounting rules for options and other equity instruments as has been proposed. The Board of Directors approved the Incentive Plan on August ____, 2004, subject to stockholder approval. If stockholders approve the Incentive Plan, no further options will be granted under the Option Plan. The Option Plan also needed to be replenished as only approximately 230,000 shares remained available as of August 1, 2004; therefore, the Incentive Plan would include 300,000 shares in addition to those shares remaining available under the Option Plan (and those which become available as outstanding options lapse without being exercised)

The purpose of the Incentive Plan is to enable us to attract and retain top quality employees and consultants, including officers and directors, and to provide these persons with an incentive to enhance stockholder returns. The Board of Directors believes that equity-based incentives are an important part of the compensation package we offer to our employees, consultants and directors.

     Proxies solicited by the Board will be voted for Proposal No. 3 unless the stockholder specifies otherwise in the proxy.

Summary of the Incentive Plan

Set forth below is a summary of the Incentive Plan, which is qualified in its entirety by the specific language of the Incentive Plan. A copy of the Incentive Plan presented for stockholder approval is included at the end of this Proxy Statement as Appendix A. Stockholders are urged to read the complete text of the Incentive Plan.

Description of the Incentive Plan

The Incentive Plan provides for the grant of restricted share awards, options, stock units and stock appreciation rights, any of which may or may not require the satisfaction of performance objectives, with respect to shares of our Common Stock to directors, officers, employees and consultants of the Company and our subsidiaries. The Incentive Plan may be administered by the Compensation Committee of the Board of Directors (the "Committee"), which has complete discretion to select the participants and to establish the terms and conditions of each award, subject to the provisions of the Incentive Plan. Options granted under the Incentive Plan may be "incentive stock options" as deemed in Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, or nonqualified options. As of July 31, 2004, 108 employees were eligible to be considered for the grant of options under the Option Plan, and are also eligible under the Incentive Plan.

The Board of Directors believes that the granting of equity compensation awards is necessary to attract the highest quality personnel as well as to reward and thereby retain existing key personnel. Moreover, the attraction and retention of such personnel is essential to our continued progress, which ultimately is in the interests of our stockholders.

Shares Subject to the Incentive Plan

A total of 300,000 shares of Common Stock have been reserved for issuance under the Incentive Plan plus shares available or which become available under the Option Plan. If any award granted under the Incentive Plan is forfeited or expires for any reason, then the shares subject to that award will once again be available for additional awards. If the Incentive Plan is approved, no additional option grants will be made under the Option Plan and the shares remaining available for future grant under the Option Plan will be added to the share reserve available for issuance under the Incentive Plan. Options outstanding under the Option Plan will remain outstanding until exercised or until they terminate or expire by their terms. If any outstanding option under the Option Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will be available for additional awards under the Incentive Plan.

As of July 31, 2004, (i) the number of shares subject to outstanding options,
(ii) the range of exercise prices for these options, (iii) the weighted average per share exercise price, (iv) the weighted-average remaining life in years, (v) the number of shares issued upon exercise of options and (vi) the number of shares available for future grant under the Option Plan were as follows:


                                                              Weighted-
                                                  Weighted-    Average      Number of      Number of
                    Shares Subject   Range of      Average    Remaining      Shares         Shares
                    to Outstanding   Exercise     Per Share    Life in     Issued Upon   Available for
                        Options       Prices        Price       Years       Exercise     Further Grant
                    --------------   --------      -------     -------      ---------    -------------
Option Plan            1,892,709     $7.05 to      $ 13.53         5.3      1,892,709        230,446
                                     $22.75

Because option grants under the Incentive Plan are subject to the discretion of the Committee, awards under the Incentive Plan for the current year are indeterminable. Future option exercise prices under the Incentive Plan are also indeterminable because they will be based upon the fair market value of the Common Stock on the date of grant. During the fiscal year ended March 31, 2004, the following persons or groups had in total, received options to purchase shares of Common Stock under the Option Plan as follows, each with an exercise price per share equal to the fair market value of the Company's Common Stock the date of the grant:

                                                                                   Number of
Name                                                                                 Shares
----                                                                              ------------

Jerome Drexler                                                                           --
Arthur H. Hausman                                                                     6,000
Dan Maydan                                                                            6,000
William E. McKenna                                                                    6,000
Walter F. Walker                                                                      6,000
Christopher J. Dyball                                                                    --
Richard M. Haddock                                                                       --
Steven G. Larson                                                                         --
All current executive officers as a group (4  persons)                                   --
All current non-employee directors as a group ( 4 persons)                           24,000
All employees, including all current officers who are not executive officers         11,000

Stock Options and Stock Appreciation Rights

A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, either in cash or in stock, in the future.

The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock). The Code currently limits to $100,000 the aggregate value of Common Stock for which incentive stock options may first become exercisable in any calendar year under the Incentive Plan or any other option plan adopted by the Company. Nonstatutory stock options may be granted under the Incentive Plan at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. Nonstatutory stock options also may be granted without regard to any restriction on the amount of Common Stock to which the option may first become exercisable in any calendar year. Repricing, or reducing the exercise price of a stock option or stock appreciation right is not permitted without stockholder approval. On July 31, 2004, the closing price for the Common Stock on The Nasdaq Stock Market was $10.00 per share.

Subject to the limitations contained in the Incentive Plan, options granted under the Incentive Plan will become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual stock option agreement. The Committee must also provide in the terms of each stock option agreement when the option expires and becomes unexercisable. Any options that were not exercisable on the date of termination of employment immediately terminate at that time. Any options that are exercisable on the date of termination will remain exercisable only in accordance with the option agreement. Options granted under the Incentive Plan may not be exercised more than 10 years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock).

Director Options

The Incentive Plan would continue the Option Plan's automatic option grants to directors. Option Plan provides, and the Incentive Plan would provide in its stead, for the automatic grant of an option to purchase 15,000 shares of the Company's common stock on the date any person first becomes a director. These grants to newly elected directors have become exercisable in cumulative increments of one-fourth (1/4) each at the end of 12 months, 24 months, 36 months, and 48 months from the date of grant. The Option Plan further provides that, and the Incentive Plan would provide in its stead, on the date of the Company's annual meeting, each non-employee director who has been a director of the Company for the preceding six-month period and who is re-elected at the annual meeting, is automatically granted an option to purchase 6,000 shares of the Company's common stock. The option share grants to the re-elected directors are exercisable in full at the time of grant. The exercise price for options granted to newly elected directors and re-elected directors is the fair market value of the Company's common stock on the date of grant.

Restricted Share Awards and Stock Units

Restricted stock is a share award that may be conditioned upon continued employment or the achievement of performance objectives. The terms of any restricted share award under the Incentive Plan will be set forth in a restricted stock agreement to be entered into between the Company and each grantee. The Committee will determine the terms and conditions of any restricted stock agreements, which need not be identical. Shares may be awarded under the Incentive Plan in consideration of services rendered prior to the award, without a cash payment by the grantee.

Under the Incentive Plan, the Committee may also grant stock units that give recipients the right to acquire a specified number of shares of stock, or the equivalent value in cash, at a future date upon the attainment of certain conditions established by the Committee. No cash consideration is required of the recipient. Recipients of stock units do not have voting or dividend rights, but may be credited with dividend equivalent compensation.

Section 162(m)

So that awards may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives, the Incentive Plan limits the number of shares that may be subject to awards to individual participants to no more than 100,000 shares annually.

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as "performance-based compensation" under Section 162(m), the performance criteria will be one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the award:

     o  Cash flow                                          o  Earnings per share
     o  Earnings before interest, taxes and amortization   o  Return on equity
     o  Total stockholder return                           o  Share price performance
     o  Return on capital                                  o  Return on assets or net assets
     o  Revenue                                            o  Income or net income
     o  Operating income or net operating income           o  Operating profit or net operating profit
     o  Operating margin or profit margin                  o  Return on operating revenue
     o  Return on invested capital                         o  Market segment shares
     o  Sales                                              o  Customer satisfaction

To the extent that an award under the Incentive Plan is designated as a "performance award," but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Committee.

Notwithstanding satisfaction or completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of Common Stock, stock options or other benefits granted, issued, retainable and/or vested under an award upon satisfaction of the performance criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines. However, in no event may the Committee increase the amount payable upon satisfaction or completion of the performance criteria to a person subject to the Section 162(m) limitations.

Administration

The Committee, which is made up entirely of independent directors, will administer the Incentive Plan. The Committee will select employees and consultants, including officers and directors, who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the Incentive Plan, establish the terms, conditions and other provisions of the awards. The Committee may interpret the Incentive Plan and establish, amend and rescind any rules relating to the Incentive Plan. The Committee may delegate to a secondary committee of directors the ability to grant awards and take certain other actions with respect to participants who are not executive officers, and may delegate certain administrative or ministerial functions under the Incentive Plan to an officer or officers.

Amendment to or Termination of the Incentive Plan

The Board of Directors may at any time amend, alter, suspend or terminate the Incentive Plan. No amendment, alteration, suspension or termination of the Plan will impair the rights of any party, unless mutually agreed otherwise between the party and the Committee. Termination of the Incentive Plan will not affect the Committee's ability to exercise the powers granted to it under the Incentive Plan with respect to awards granted under the Incentive Plan prior to the date of such termination. The Incentive Plan is effective for 10 years, unless sooner terminated.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our Common Stock or any similar event affecting our Common Stock, the Committee shall adjust the number and kind of shares available for grant under the Incentive Plan, and subject to the various limitations set forth in the Incentive Plan, the number and kind of shares subject to outstanding awards under the Incentive Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of the Company on outstanding stock options, stock appreciation rights, restricted share awards and stock units granted under the Incentive Plan shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the Incentive Plan. Such agreement shall provide for the continuation of outstanding awards if we are the surviving corporation, assumption of outstanding awards by the surviving corporation, substitution by the surviving corporation of its own awards for outstanding awards under the Incentive Plan, accelerated vesting and accelerated expiration of outstanding awards, or settlement of outstanding awards in cash. The Company's current guidelines with respect to the impact of a merger or other reorganization of the Company are specified below under the heading "Employment Contracts, Termination of Employment and Change in Control Agreements."

Certain Federal Income Tax Consequences

Incentive stock options granted under the Incentive Plan will be afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of either of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

All other options granted under the Incentive Plan will be nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long term capital gain or loss treatment if the shares have been held for more than one year. The Code provides for reduced tax rates for long term capital gains based on the taxpayer's income and the length of the taxpayer's holding period.

The recipient of a restricted share award will generally recognize ordinary compensation income when such shares are no longer subject to a substantial risk of forfeiture, based on the excess of the value of the shares at that time over the price, if any, paid for such shares. However, if the recipient makes a timely election under the Code to be subject to tax upon the receipt of the shares, the recipient will recognize ordinary compensation income at that time equal to the fair market value of the shares over the price paid, if any, and no further ordinary compensation income will be recognized when the shares vest.

In the case of an exercise of a stock appreciation right or an award of stock units, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.

We are generally entitled to a deduction for Federal income tax purposes equal to the amount of ordinary compensation income recognized by the recipient of an award at the time such income is recognized.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or restricted shares, or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

  The Board of Directors recommends a vote FOR election of the above proposal.

Required Vote for Approval of Proposal 3

Approval of the above proposal related to the approval of the 2004 Incentive Plan will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the meeting. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 3. Broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

      PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK
                  PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 50,000

The Board of Directors recommends stockholder approval of an amendment to the Company's Employee Stock Purchase Plan to increase the total number of shares reserved for issuance thereunder by 50,000, from 328,787 shares to 378,787 shares. The 50,000 share increase represents approximately 0.4% of the Company's 11,410,064 total outstanding shares as of the record date.

In August 2004, the Board of Directors vote, subject to stockholder approval, to amend the Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the aggregate number of shares available thereunder by 50,000 shares, in order to have an adequate number of shares available for additional potential purchases under the Stock Purchase Plan through the 2005 annual stockholders meeting.

The following summary of the principal features of the Stock Purchase Plan is qualified by reference to the terms of the Stock Purchase Plan, a copy of which is available without charge upon stockholder request to Steven G. Larson,

Vice President of Finance and Treasurer, Drexler Technology Corporation, 1875 N. Shoreline Blvd., Mountain View, California 94043.

Summary of Employee Stock Purchase Plan

The Stock Purchase Plan was adopted by the Board of Directors and approved by the Company's stockholders in 1972. The purpose of the Employee Stock Purchase Plan is to provide eligible employees a convenient means, through payroll deductions, for acquiring an equity ownership in the Company, and thereby enhance their sense of participation in Company affairs and provide an incentive for continued employment.

All regular employees averaging 30 hours or more per week of employment are eligible to participate in the Stock Purchase Plan after six months of employment (approximately 100 persons as of July 31, 2004). Enrollment periods are held each quarter, and participants may designate from 2% to 6% of their compensation to be withheld for the purchase of shares of Common Stock at 67% of a trailing average price. The differential between fair market value and the average price of the shares sold under the Stock Purchase Plan is charged to Company operations as a compensation expense and is taxed to the employee as income.

For the 2004 fiscal year ended March 31, 2004, the employees who participated in the Stock Purchase Plan (including two executive officers) purchased a total of 20,253 shares, at an average purchase price per share of $9.38 and a weighted average fair value per share for shares purchased of $14.19. Richard M. Haddock and Christopher J. Dyball, Company's Co-Chief Executive Officers, purchased 1936 shares and 1863 shares in fiscal 2004 for taxable income of $9,244.22 and $8,858.30, respectively.

The Stock Purchase Plan was previously administered by the Stock Option Committee but since the Stock-Option Committee has recently been eliminated, its role has now been assumed by the Compensation Committee, and, subject to the provisions of the Stock Purchase Plan, the Compensation Committee has plenary authority to interpret the Stock Purchase Plan and to prescribe, amend, and rescind rules and regulations relating to it. The Stock Purchase Plan may be terminated at any time by the Board of Directors.

Required Vote for Approval of Proposal 4

Approval of the amendment to the Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 50,000 will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the meeting. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 4. Broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote FOR approval of Proposal 4.

                       PROPOSAL 5: CHANGE OF COMPANY NAME

The Board of Directors recommends that the stockholders approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to LaserCard Corporation. LaserCard Systems Corporation is the name of the Company's wholly-owned subsidiary which has been the seller of the Company's optical memory cards. The Company has focused its business almost entirely on optical memory cards and has obtained a registered U.S. trademark for the LaserCard mark. This has led to some confusion with some of the Company's customers as when they think of our business they think of LaserCard Systems Corporation instead of Drexler Technology Corporation. The Board of Directors believes that the proposed change in the Company's name will result in a strengthened corporate identity and less confusion. Assuming this amendment passes, the Company plans subsequently to merge its wholly-owned subsidiary, LaserCard Systems Corporation, into the Company, the newly-named LaserCard Corporation. This merger would simplify accounting and result in administrative cost savings to the Company. The merged entity would retain the LaserCard Corporation name so that this follow-on short-form merger does not require stockholder approval. The Company intends to maintain the names of Challenge Card Design and cards & more as the primary corporate identities for the sale of non-optical card products and to maintain as separate entities the German companies operating under those names.

The Board of Directors recommends a vote FOR the above proposal.

Required vote for approval of Proposal 5

Approval of the above proposal related to the approval of the change of the Company's name will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock on the record date. Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 5. Broker non-votes are not considered to be votes cast and therefore will have the same effect as a no vote on the outcome of this proposal.

Executive Compensation

The Summary Compensation Table below discloses the total compensation paid to each of the Company's four executive officers for the three fiscal years ended March 31, 2004, for services rendered in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                 Annual Compensation             Compensation
                                               -----------------------     -----------------------
                                     Fiscal                                   Securities Underlying     All Other
Name and Principal Position           Year      Salary ($)   Bonus ($)          Option Grants (#)     Compensation(2)
--------------------------------     ------     ----------   ---------     ------------------------   ---------------
Jerome Drexler.................       2004       251,947           --                    --                    --
Chairman of the Board(1)              2003       245,405           --                    --                    --
                                      2002       237,972           --                    --                    --

Christopher J. Dyball .........       2004       314,408           --                    --                $1,212
Co-Chief Executive Officer(1)         2003       263,109           --                50,000                 6,250
                                      2002       256,763           --                30,000                 5,437

Richard M. Haddock ............       2004       318,176           --                    --                $1,212
Co-Chief Executive Officer(1)         2003       282,158           --                50,000                 6,250
                                      2002       263,645           --                30,000                 5,437

Steven G. Larson ..............       2004       250,150           --                    --                $1,128
Vice President of Finance             2003       217,217           --                35,000                 6,123
and Treasurer                         2002       207,810           --                12,000                 5,437

         -----------------------------------------------------

(1) Prior to September 1, 2003, Mr. Drexler served as the Company's Chief Executive Officer while Mr. Haddock was President and Chief Operating Officer and Dr. Dyball was Executive Vice President and General Manager, Card Manufacturing.

(2) Represents the Company's matching contribution on behalf of these individuals in the Company's 401(k) Plan.

Stock Option Grants to Executive Officers

There were no stock options granted to the Company's four executive officers under the Company's Stock Option Plan during the 2004 fiscal year ended March 31, 2004.

Aggregated Option Exercises and Options Held by Executive Officers

The following table sets forth the value of options exercised by the Company's executive officers during the fiscal year ended March 31, 2004, and remaining options held at fiscal year end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                           Number of Securities
                                 Shares                    Underlying Unexercised         Value of Unexercised
                                 Acquired                  Options at                     In-the-Money Options at
                                 On           Value        Fiscal Year-End (#)            Fiscal Year-End ($)(2)
                                 Exercise     Realized     ---------------------------    ---------------------------
     Name                        (#)          ($)(1)       Exercisable  Unexercisable     Exercisable  Unexercisable
-----------------------------    ---------    ---------    -----------  --------------    -----------  --------------
Jerome Drexler ..............           --          ---        155,000              --       $261,248             --

Christopher Dyball ..........           --           --        187,700          60,000        236,460         $3,750

Richard Haddock .............       18,000     $121,823        201,500          60,000        264,154          3,750

Steven Larson ...............           --           --        132,417          37,250        116,207          1,500

(1) Market value of underlying securities (based on the fair market value of the Company's common stock on The Nasdaq Stock Market) at the time of their exercise, minus the exercise price.

(2) Market value of securities underlying in-the-money options at fiscal year end (based on $13.375 per share, the average market price of the Company's common stock on The Nasdaq Stock Market on the last day of the Company's fiscal year) minus the exercise price.

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation Committee. During fiscal 2004, Mr. McKenna and Dr. Maydan served as members of the Compensation Committee, which is currently composed entirely of two outside directors who are not officers or employees of the Company. As presently established, the Compensation Committee approves the salary of executive officers, including the Chief Executive Officer(s), and certain other employees.

Certain Relationships and Related Transactions

On October 21, 2001, the Company entered into a one-year agreement with Wexler & Walker Public Policy Associates, a unit of Hill and Knowlton, Inc., ("Wexler") to be lobbyists on behalf of the Company. The Chairman of Wexler is Robert S. Walker, a brother of director Walter F. Walker. In October 2002, the agreement was extended for the period October 1, 2002 through September 2003, or until terminated upon seven days' notice. The extended agreement provides for a monthly retainer of $10,000 and currently there is a purchase order valid through September 30, 2004 with the same terms and conditions of the previous agreement. During the 2004 fiscal year, the Company paid $151,147 to Wexler. There were no significant amounts due to Wexler as of July 31, 2004.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

None of the Company's executive officers has an employment or severance arrangement with the Company. Under the terms of the Option Plan, the Board of Directors and/or Stock Option Committee retains discretion, subject to certain limits, to modify the terms of outstanding options. In the event of a merger or sale of assets or like event, the

Board of Directors is empowered to make appropriate adjustments to options granted previously under the Option Plan. The Board of Directors has adopted guidelines specifying the following as adjustments that it would consider appropriate upon the occurrence of such an event:

o permitting optionees no less than 30 days to exercise the vested portion of their options;

o having the successor corporation either (a) issue to optionees replacement options for the unvested portions of options, or else (b) pay deferred compensation on the spread between the value of Company stock upon the occurrence of such event and the option exercise price at the time such unvested portion would have vested; and

o providing for vesting of 100% of the unvested portion for optionees employed by the Company for at least two years prior to such event if their employment is terminated within one year of such event by the successor corporation other than by resignation or for acts of moral turpitude.

Stock Performance Graph

In the following stock performance graph, the cumulative total return on investment for the Company's common stock over the past five fiscal years is compared with the Russell 2000 Stock Index ("Russell 2000") and the University of Chicago Center for Research in Security Prices (CRSP) Total Return Index for the Nasdaq Stock Market Electronic Components industry group ("Nasdaq Electronic Components"). The Russell 2000 is a benchmark index for small capitalization stocks. The Nasdaq Electronic Components index is used because the majority of the Company's revenues currently are derived from the sale of optical recording media (optical memory cards). The chart assumes that the value of the investment in the Company and each index was $100 on March 31, 1999, and that any dividends were reinvested.

[THE FOLLOWING DATA WAS REPRESENTED AS A LINE CHART IN THE PRINTED DOCUMENT.]

                                                                       NASDAQ
                    Drexler Technology         Russell               Electronic
                        Corporation              2000                Components
   1999                   $100.00            $100.00               $100.00
   2000                    140.00             137.29                342.16
   2001                    123.10             116.24                107.06
   2002                    220.50             132.49                113.62
   2003                    145.50              96.77                 65.54
   2004                    133.75             158.54                114.30

 The stock performance graph was plotted using the following data:

                                                           Fiscal Year Ended March 31,
                                         ---------------------------------------------------------------
                                          1999        2000       2001       2002       2003       2004
                                         -------    -------     -------    -------    -------    -------
Drexler Technology Corporation           $100.00    $140.00     $123.10    $220.50    $145.50    $133.75
Russell 2000                              100.00     137.29      116.24     132.49      96.77     158.54
CRSP Nasdaq Electronic Components         100.00     342.16      107.06     113.62      65.54     114.30

         PAST RESULTS ARE NOT AN INDICATOR OF FUTURE INVESTMENT RETURNS.

Compensation Committee and Stock Option Committee Joint Report on Fiscal 2004 Executive Compensation

Committee Independence. The Board of Directors has established Compensation and Stock Option Committees which are composed entirely of outside directors who are not officers or employees of the Company. These Committees report to the Board of Directors on their activities. The Compensation and Stock Option Committees determine the general compensation policies of the Company and set specific compensation levels for certain employees, including the Chief Executive Officer and other executive officers.

Compensation Philosophy. The Company's compensation practices are intended to provide total compensation opportunities that are competitive with the pay practices of similar, high-technology companies. The goal of these compensation practices is to enable the Company to attract, retain, and motivate superior performing officers and employees. This is accomplished through a combination of base salary, cash bonuses, and stock options. The factors and considerations that are used in evaluating the compensation of the Chief Executive Officer are essentially the same as those used in evaluating the compensation of the Company's other executive officers. The Company believes that its compensation philosophy closely aligns employee interests with those of its stockholders.

Base Salary. For the fiscal year ended March 31, 2004, the annual base salaries paid to three of the Company's executive officers were increased by 18%, 23% and 31% effective September 1, 2003 due to the increased responsibilities of these executive officers, with approval of the Compensation Committee. The Compensation Committee establishes base salary levels for executive officers, including the Chief Executive Officer, based on industry practice, competitive factors, level of experience, technical and administrative ability, position and responsibility, corporate performance, individual contribution, recommendations of executive management, in-depth knowledge of the Company and its technology, and similar factors.

Bonus Compensation. Occasionally, cash bonuses are awarded to executive officers and management employees based upon criteria such as pre-tax, pre-bonus Company earnings and licensing revenues, with various adjustments. No bonuses were awarded to executive officers for fiscal 2002, 2003 and 2004.

Stock Option Grants. Stock options are granted to a broad range of the Company's employees, including executive officers. During fiscal 2004, the Stock Option Committee approved stock option awards to eight employees and four outside directors. These awards were made not only to recruit, retain, and motivate employees, but also in recognition of the individual contribution made by the outside directors during fiscal 2004. However, to increase the availability of shares available for stock option grants to other employees, Jerome Drexler, Chairman of the Board, has voluntarily waived all personal stock option grants since calendar year 1998.

Chief Executive Officer Compensation. Effective September 1, 2003, the Company separated the position of Chairman from the position of Chief Executive Officer
(CEO) and appointed Dr. Dyball and Mr. Haddock as Co-CEOs, with Mr. Drexler retaining the title of Chairman of the Board and remaining an executive officer of the Company. The annual base salaries paid to Dr. Dyball and Mr. Haddock were increased by 31% and 18%. The Compensation Committee considered a total package for the Company's Chief Executive Officer, within the context of the Company's objectives and business strategy. In making its determinations, the Committee considered the compensation levels of chief executive officers of comparable companies. The Company's financial performance over the previous fiscal years was also considered in evaluating the Chief Executive Officer's compensation for fiscal 2004. However, the specific performance of the Company's common stock was not a factor. In addition, factors including overall abilities and experience, responsibility, individual contribution, in-depth knowledge of the Company and its technology, business acumen, and similar factors were considered.

Compliance with Internal Revenue Code Section 162(m). The provisions of Section 162(m) of the Internal Revenue Code do not currently affect any of the Company's executive officers. Section 162(m) imposes a $1 million annual limit on the amount of compensation deductible by the Company with respect to each executive officer employed as of the last day of the applicable year. While the Company will consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility would not be the sole factor used in ascertaining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments would not be deductible under

Section 162(m).

        Compensation Committee                      Stock Option Committee
     -----------------------------               ----------------------------
     William E. McKenna (Chairman)               Arthur H. Hausman (Chairman)
              Dan Maydan                              William E. McKenna


Audit Committee Report

The Audit Committee is comprised entirely of outside, independent directors. On behalf of the Board of Directors, the Audit Committee retains the Company's independent accountants, reviews the arrangements for and scope of the audit by the Company's independent accountants and reviews their independence, and oversees generally the integrity and quality of the Company's financial accounting and reporting practices and its system of internal accounting controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company's financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee of Drexler Technology Corporation hereby reports as follows:

(1) The Audit Committee has reviewed and discussed the audited financial statements with management and with the independent accountants.

(2) The Audit Committee has discussed with KPMG LLP, the Company's independent accountants for fiscal 2004, the matters required to be discussed by SAS 61 (Communication with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and any other required communications.

(3) The Audit Committee has received the written disclosure and letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers their independence.

(4) Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, for filing with the Securities and Exchange Commission.

                                 Audit Committee

William E. McKenna (Chairman) Arthur H. Hausman Walter F. Walker

Audit and Non-Audit Fees

     The following table shows the aggregate fees billed to the Company by its previous independent accountants, PricewaterhouseCoopers LLP ("PwC") and its current independent accountants, KPMG LLP ("KPMG"), for services related to fiscal years 2003 and 2004.


                                                         Fiscal 2003             Fiscal 2004

                 Description of Fees                   PwC        KPMG        PwC            KPMG
     --------------------------------------------   --------    --------   -----------    -----------
     Audit fees related to annual financial
     statements for fiscal 2004 and 2003 and
     reviews of financial statements included
     on Form 10-K and Forms 10-Q, and other SEC
     registration statements                        $314,450       $-      $107,400(1)    $391,060(2)

     Audit-related fees for audits of employee
     benefit plans and due diligence services           -           -          -              -

     Tax consultation and tax compliance              16,500        -          -            48,267(3)

     All other fees                                     -           -          -              -

     -----------

     (1) Includes PwC fees for review of the first quarter of fiscal 2004, $9,700 for the transition from PwC to KPMG, and $82,700 for the S-8 and S-3 registration statements filed in fiscal 2004.

     (2) Includes $144,260 for the fiscal 2004 nine-month audit and S-8 and S-3 registration statements filed in fiscal 2004.

     (3) Includes $30,267 for tax consultation relating to the fiscal 2004 acquisition of Challenge Card Design GmbH and cards & more GmbH.

     All audit and non-audit fees were approved by the Audit Committee. The Company's policy on auditor independence does not permit the employment of its independent auditor for material non-audit related services, except for the following: services which are incidental and directly related to audit activities, tax related activities and tax planning on behalf of the Company. The Audit Committee considered whether the provision of services other than the audit services is compatible with maintaining the auditors' independence.

Pre-Approval Policies and Procedures

It is the Company's policy that all audit and non-audit services to be performed by the Company's independent auditor be approved in advance by the Audit Committee. The Company's policy on auditor independence requires that, prior to engaging the independent auditor in any non-audit related activity other than that specifically authorized by the Company's policy on auditor independence, Company management report to the Audit Committee the nature of the proposed activity, including the reasons why (i) it is necessary or beneficial to the Company to use the independent auditor to engage in such activity, and (ii) the steps being taken to ensure that the engagement of the independent auditor in such activity will not, among other things, violate applicable laws or regulations of the United States and applicable states, or the rules and regulations of the Nasdaq Stock Market, on which the

Company's securities are listed. In order for the Company to engage the independent auditor in the proposed activity, the Company must obtain Audit Committee approval.

Information Regarding Change of Independent Accountants

PricewaterhouseCoopers LLP. PwC served as the Company's independent auditors for the fiscal years ended March 31, 2002 and 2003 replacing Arthur Andersen LLP. On August 29, 2003, PwC informed the Company that PwC would not be standing for re-appointment as the Company's independent auditors.

The reports of PwC on the Company's consolidated financial statements as of and for each of the fiscal years ended March 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended March 31, 2002 and 2003, and through August 29, 2003, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee of the Company's Board of Directors selected KPMG LLP as independent auditors to audit the consolidated financial statements for the fiscal year ended March 31, 2004, and the Stockholders are being requested in Proposal No. 2 to ratify their selection as auditors for the current fiscal year ending March 31, 2005.

The Company provided PwC with a copy of the foregoing disclosures. A copy of PwC's letter to the Securities and Exchange Commission dated September 5, 2003, stating PwC's agreement with such statements concerning its firm, is contained in Exhibit 16.1 to the Company's Report on Form 8-K dated August 29, 2003, filed by the Company on September 5, 2003.

Representative(s) of KPMG LLP are expected to be present at the stockholders' meeting. The representative(s) will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions by stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and beneficial owners of more than 10% of the Company's common stock to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company typically files these reports on behalf of its directors and officers, based on information provided by them. A Form 5 was filed in May 2003 on behalf of director Walter F. Walker, whose spouse sold 500 shares in March 2002; Mr. Walker disclaims beneficial ownership of the 1,000 shares currently owned by his spouse. With the exception of this late filing, the Company believes, based on its review of Forms 3, 4, 5, if any, and periodic written representations from reporting persons, that all officers, directors, and holders of more than 10% of the Company's common stock complied with all
Section 16(a) filing requirements for the 2004 fiscal year. The SEC's filings database website at "www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK =30140&owner=only" contains the electronic filings of Forms 3, 4, and 5 of the Company's directors and executive officers. Alternatively, the Company's website, www.drexlertechnology.com, provides a hypertext link to these SEC
Section 16(a) filings.

Principal Stockholders

The table below, based upon information supplied by the principal stockholders, shows the name, address, number of shares held, nature of ownership, and percentage of shares held as of July 31, 2004 by Jerome Drexler the only person or entity known to the Company to own beneficially more than 5% of the outstanding common stock. Applicable percentages are based on 11,410,064 shares outstanding on July 31, 2004.

                 BENEFICIAL OWNERSHIP BY PRINCIPAL STOCKHOLDERS

                                                       Common                   Percent of
     Name and Address of Beneficial Owner              Shares (1)               Class (2)
     --------------------------------------            -----------              -----------
     Jerome Drexler
         c/o Drexler Technology Corporation
         1077 Independence Avenue
         Mountain View, CA 94043                        662,110(3)                  5.7%

----------------

(1) Except as may be provided in other footnotes below to this table, the stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws, where applicable.

 (2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

(3) Includes 155,000 shares purchasable by exercise of options within 60 days. Does not include 7,700 shares owned by Mr. Drexler's wife, as to which shares Mr. Drexler disclaims any beneficial ownership. Includes 7,700 shares held by The Drexler Foundation, the assets of which are perpetually dedicated to charity. The power to vote and to dispose of the shares held by The Drexler Foundation is shared by the Foundation's directors, consisting of Mr. Drexler and his wife. Mr. Drexler disclaims beneficial ownership with respect to these shares.

Code of Ethics

The Company has adopted a code of ethics that applies to all Company employees. A copy of this code of ethics is accessible free of charge on the Company's Internet website for investor relations (www.drexlertechnology.com). Information contained on the Company's website is not part of this report.

Proxy Cost and Solicitation

Proxies may be solicited by mail, in person, by telephone, or by other methods. Solicitations may be made by directors, officers, and employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of common stock they hold of record. The Company will reimburse these record holders for clerical and mailing expenses incurred by them in forwarding these materials to their customers.

The Company has retained the firm of Mellon Investor Services LLP ("Mellon") for solicitation and/or advisory services, if necessary, in connection with the solicitation, for which Mellon would receive a fee estimated at $6,500, together with reimbursement for its reasonable out-of-pocket expenses. The cost of soliciting proxies on behalf of the Board of Directors for the annual meeting is being borne by the Company. Costs incidental to these solicitations include expenditures for printing, postage, legal, soliciting, and related expenses and could include accounting and other consulting services in addition to the fees and costs of Mellon described above.

Other Matters; Timely Proposals

The Company's management does not intend to bring any business before the meeting other than the matters referred to in the accompanying Notice. However, if any other matters are properly presented at the meeting, all proxies solicited hereby will be voted in accordance with the discretion of the proxy holders. The proxy holders will be deemed to have discretionary authority to vote on the following matters, among others: (a) approval of the minutes of the 2003 Annual Meeting (but without ratification of the actions taken at that meeting); (b) election of a substitute for any nominee who is unable or for good cause will not serve as a director of the Company; and (c) all matters incident to the conduct of the meeting.

Pursuant to the Company's By-Laws, proposals or nominations submitted by any person other than the Company's Board of Directors, received by the Company after June 2, 2004, will be considered untimely and will not be submitted for approval of the stockholders at the 2004 Annual Meeting.

Stockholder Proposals and Board Nominations for the 2005 Annual Meeting

A stockholder proposal or board nomination not included in the Company's proxy statement for the 2005 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal or board nomination in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company's By-Laws. In accordance with Sections 2.13(b) and 2.13(c) of the Company's By-Laws, in order to be timely submitted for the 2005 Annual Meeting, the Company must have received the stockholder's notice or nomination not less than 120 days prior to the meeting; however, if less than 120 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the tenth day following the day on which notice of the date of the meeting is mailed to stockholders of record or public disclosure of the date of the meeting occurs. Public disclosure of the date of the meeting is deemed to have occurred if the annual meeting is held on the meeting date specified in the Company's By-Laws, which would be September 23, 2005. Therefore, to be timely, the stockholder's notice must be received by the Company no later than May 26, 2005.

                            AVAILABILITY OF FORM 10-K

Upon request, the Company will provide without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, including the financial statements, schedules, and list of exhibits. The Company will furnish exhibits to the Annual Report on Form 10-K to any requesting stockholder for a reasonable fee per page. The request for the Annual Report and/or its exhibits must include a written representation by the stockholder that as of August 6, 2004, the stockholder was entitled to vote at the Annual Meeting. Please send requests to: Steven G. Larson, Vice President of Finance, Corporate Office, Drexler Technology Corporation, 1875 N. Shoreline Blvd., Mountain View, California 94043. Alternatively, the Company's 10-K and other SEC filings are posted on the Company's website, "www.drexlertechnology.com" which also has a hypertext link to the SEC's website at "www.sec.gov/edgar/searchedgar/companysearch.html" for filings under the Company's CIK code which is 30140.

                                   APPENDIX A




================================================================================


                         DREXLER TECHNOLOGY CORPORATION

                     2004 EQUITY INCENTIVE COMPENSATION PLAN


                    (Adopted by the Board on August __, 2004)


================================================================================

                                Table of Contents

                                                                            Page
                                                                            ----

DREXLER TECHNOLOGY CORPORATION................................................27

2004 EQUITY INCENTIVE COMPENSATION PLAN.......................................27

(Adopted by the Board on August __, 2004).....................................27

Table of Contents .............................................................i

DREXLER TECHNOLOGY CORPORATION.................................................1

2004 EQUITY INCENTIVE COMPENSATION PLAN........................................1

SECTION 1. ESTABLISHMENT AND PURPOSE...........................................1

SECTION 2. DEFINITIONS.........................................................1
         (a)    "Affiliate"....................................................1
         (b)    "Award"........................................................1
         (c)    "Board of Directors"...........................................1
         (d)    "Change in Control"............................................1
         (e)    "Code".........................................................2
         (f)    "Committee"....................................................2
         (g)    "Company"......................................................2
         (h)    "Consultant"...................................................2
         (i)    "Employee".....................................................2
         (j)    "Exchange Act".................................................2
         (k)    "Exercise Price"...............................................2
         (l)    "Fair Market Value"............................................2
         (m)    "ISO"..........................................................3
         (n)    "Nonstatutory Option" or "NSO".................................3
         (o)    "Offeree"......................................................3
         (p)    "Option".......................................................3
         (q)    "Optionee".....................................................3
         (r)    "Outside Director".............................................3
         (s)    "Parent".......................................................3
         (t)    "Participant"..................................................3
         (u)    "Plan".........................................................3
         (v)    "Purchase Price"...............................................3
         (w)    "Restricted Share".............................................3
         (x)    "Restricted Share Agreement"...................................3
         (y)    "SAR"..........................................................3
         (z)    "SAR Agreement"................................................3
         (aa)   "Service"......................................................3
         (bb)   "Share"........................................................3
         (cc)   "Stock"........................................................3
         (dd)   "Stock Option Agreement".......................................4
         (ee)   "Stock Unit"...................................................4
         (ff)   "Stock Unit Agreement".........................................4
         (gg)   "Subsidiary"...................................................4
         (hh)   "Total and Permanent Disability"...............................4

SECTION 3.    ADMINISTRATION...................................................4
         (a)    Committee Composition..........................................4

                         DREXLER TECHNOLOGY CORPORATION
                     2004 EQUITY INCENTIVE COMPENSATION PLAN

         (b)    Committee for Non-Officer Grants...............................4
         (c)    Committee Procedures...........................................4
         (d)    Committee Responsibilities.....................................4

SECTION 4. ELIGIBILITY.........................................................5
         (a)    General Rule...................................................5
         (b)    Automatic Grants to Outside Directors..........................5
         (c)    Ten-Percent Stockholders.......................................6
         (d)    Attribution Rules..............................................6
         (e)    Outstanding Stock..............................................6

SECTION 5. STOCK SUBJECT TO PLAN...............................................6
         (a)    Basic Limitation...............................................6
         (b)    Individual Award Limitation....................................6
         (c)    Additional Shares..............................................7

SECTION 6. RESTRICTED SHARES...................................................7
         (a)    Restricted Stock Agreement.....................................7
         (b)    Payment for Awards.............................................7
         (c)    Vesting........................................................7
         (d)    Voting and Dividend Rights.....................................7
         (e)    Restrictions on Transfer of Shares.............................7

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.....................................7
         (a)    Stock Option Agreement.........................................7
         (b)    Number of Shares...............................................8
         (c)    Exercise Price.................................................8
         (d)    Withholding Taxes..............................................8
         (e)    Exercisability and Term........................................8
         (f)    Exercise of Options Upon Termination of Service................8
         (g)    Effect of Change in Control....................................8
         (h)    Leaves of Absence..............................................8
         (i)    No Rights as a Stockholder.....................................8
         (j)    Modification, Extension and Renewal of Options.................8
         (k)    Restrictions on Transfer of Shares.............................9

SECTION 8. PAYMENT FOR SHARES..................................................9
         (a)    General Rule...................................................9
         (b)    Surrender of Stock.............................................9
         (c)    Services Rendered..............................................9
         (d)    Cashless Exercise..............................................9
         (e)    Exercise/Pledge................................................9
         (f)    Other Forms of Payment.........................................9
         (g)    Limitations under Applicable Law...............................9

SECTION 9. STOCK APPRECIATION RIGHTS...........................................9
         (a)    SAR Agreement..................................................9
         (b)    Number of Shares..............................................10
         (c)    Exercise Price................................................10
         (d)    Exercisability and Term.......................................10
         (e)    Effect of Change in Control...................................10
         (f)    Exercise of SARs..............................................10
         (g)    Modification or Assumption of SARs............................10

SECTION 10. STOCK UNITS.......................................................10
         (a)    Stock Unit Agreement..........................................10

                         DREXLER TECHNOLOGY CORPORATION
                     2004 EQUITY INCENTIVE COMPENSATION PLAN

         (b)    Payment for Awards............................................10
         (c)    Vesting Conditions............................................10
         (d)    Voting and Dividend Rights....................................11
         (e)    Form and Time of Settlement of Stock Units....................11
         (f)    Death of Recipient............................................11
         (g)    Creditors' Rights.............................................11

SECTION 11. TRANSFERABILITY; PERFORMANCE GOALS................................11
         (a)    Transferability...............................................11
         (b)    Performance Goals.............................................11

SECTION 12. ADJUSTMENT OF SHARES..............................................12
         (a)    Adjustments...................................................12
         (b)    Dissolution or Liquidation....................................12
         (c)    Reorganizations...............................................12
         (d)    Reservation of Rights.........................................12

SECTION 13. DEFERRAL OF AWARDS................................................13

SECTION 14. AWARDS UNDER OTHER PLANS..........................................13

SECTION 15.    PAYMENT OF DIRECTOR'S FEES IN SECURITIES.......................13
         (a)    Effective Date................................................13
         (b)    Elections to Receive NSOs, Restricted Shares or Stock Units...13
         (c)    Number and Terms of NSOs, Restricted Shares or Stock Units....13

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.................................14

SECTION 17. WITHHOLDING TAXES.................................................14
         (a)    General.......................................................14
         (b)    Share Withholding.............................................14

SECTION 18. NO EMPLOYMENT RIGHTS..............................................14

SECTION 19. DURATION AND AMENDMENTS...........................................14
         (a)    Term of the Plan..............................................14
         (b)    Right to Amend or Terminate the Plan..........................14
         (c)    Effect of Termination.........................................14

SECTION 20. EXECUTION.........................................................15

                         DREXLER TECHNOLOGY CORPORATION
                     2004 EQUITY INCENTIVE COMPENSATION PLAN

                         DREXLER TECHNOLOGY CORPORATION

                     2004 EQUITY INCENTIVE COMPENSATION PLAN

SECTION 1.  ESTABLISHMENT AND PURPOSE.

     The Plan was adopted by the Board of Directors on August __, 2004, subject to stockholder approval, which was effective on October 1, 2004 (the "Effective Date"). The plan is a successor to the Company's Amended and Restated Stock Option Plan (the "Prior Plan"). As of the Effective Date, no further awards shall be made under the Prior Plan. However, the provisions of the Prior Plan shall continue to apply to awards granted under the Prior Plan prior to the Effective Date. In the event that this Plan is not approved by stockholders, awards shall continue to be made under the Prior Plan in accordance with its terms. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives,
(b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2.  DEFINITIONS.

     (a) "Affiliate" shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

     (b) "Award" shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

     (c) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

     (d) "Change in Control" shall mean the occurrence of any of the following events:

          (i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

               (A) Had been directors of the Company on the "look-back date" (as defined below) (the "original directors"); or

               (B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the "continuing directors"); or

          (ii) Any "person" (as defined below) who by the acquisition or aggregation of securities, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company; or

          (iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

          (iv) The sale, transfer or other disposition of all or substantially all of the Company's assets.

     For purposes of subsection (d)(i) above, the term "look-back" date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

     For purposes of subsection (d)(ii) above, the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and
(2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

     Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (f) "Committee" shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in
Section 3 hereof.

     (g) "Company" shall means Drexler Technology Corporation, a Delaware corporation.

     (h) "Consultant" shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

     (i) "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (k) "Exercise Price" shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

     (l) "Fair Market Value" with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

          (i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

          (ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

          (iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

          (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

     (m) "ISO" shall mean an employee incentive stock option described in
Section 422 of the Code.

     (n) "Nonstatutory Option" or "NSO" shall mean an employee stock option that is not an ISO.

     (o) "Offeree" shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

     (p) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

     (q) "Optionee" shall mean an individual or estate who holds an Option or SAR.

     (r) "Outside Director" shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in Section 4(a).

     (s) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

     (t) "Participant" shall mean an individual or estate who holds an Award.

     (u) "Plan" shall mean this 2004 Equity Incentive Compensation Plan of Drexler Technology Corporation, as amended from time to time.

     (v) "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

     (w) "Restricted Share" shall mean a Share awarded under the Plan.

     (x) "Restricted Share Agreement" shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

     (y) "SAR" shall mean a stock appreciation right granted under the Plan.

     (z) "SAR Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

     (aa) "Service" shall mean service as an Employee, Consultant or Outside Director.

     (bb) "Share" shall mean one share of Stock, as adjusted in accordance with
Section 8 (if applicable).

     (cc) "Stock" shall mean the Common Stock of the Company.

     (dd) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

     (ee) "Stock Unit" shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

     (ff) "Stock Unit Agreement" shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

     (gg) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (hh) "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3.  ADMINISTRATION.

     (a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

     (b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under
Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

     (c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

     (d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

          (i) To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv) To determine when Awards are to be granted under the Plan;

          (v) To select the Offerees and Optionees;

          (vi) To determine the number of Shares to be made subject to each Award;

          (vii) To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price or Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

          (viii) To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

          (ix) To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant's rights or obligations would be adversely affected;

          (x) To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

          (xi) To determine the disposition of each Award or other right under the Plan in the event of a Participant's divorce or dissolution of marriage;

          (xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

          (xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement; and

          (xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4.  ELIGIBILITY.

     (a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

     (b) Automatic Grants to Outside Directors.

          (i) Each Outside Director who first joins the Board of Directors on or after the Effective Date shall receive a Nonstatutory Option, subject to approval of the Plan by the Company's stockholders, to purchase 15,000 Shares (subject to adjustment under Section 12) on the Effective Date or, if later, on his or her appointment or election to the Board of Directors.

          (ii) As of the date of each regular annual meeting of the Company's stockholders, commencing with the annual meeting occurring on the Effective Date, each Outside Director who is not eligible for the grant of an initial option under Section 4(b)(i) and who has been elected or reelected or is continuing to serve as a member of the Board of Directors as of the adjournment of such meeting shall receive an Option to purchase 6,000 Shares (subject to adjustment under Section 12), provided that such Outside Director has served on the Board of Directors for the immediately preceding six-month period.

          (iii) Each Option granted under this Section 4(b)(i) shall vest and become exercisable as to one fourth of the Shares at the end of the 12th full calendar month following the date the Option was granted and as to an additional 1/4th of the Shares at the end of each subsequent twelve-month period following the date the Option was granted; [provided, however, that each such Option shall become fully vested if a Change in Control occurs with respect to the Company during the Outside Director's Service (unless otherwise provided by the Board in the Outside Director's Nonstatutory Option agreement)]. Each Option granted under Section (4)(ii) shall be fully vested and immediately exercisable on the date of grant.

          (iv) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

          (v) All Nonstatutory Options granted to an Outside Director under this
Section 4(b) shall terminate on the earlier of (A) the tenth anniversary of the date of grant of such Options, (B) the first anniversary of the date of termination of such Outside Director's Service by reason of death or Total and Permanent Disability, (C) the date three months after the termination of such Outside Director's Service for any reason other than death or Total and Permanent Disability, or (D) the first anniversary of the Outside Director's death during the three-month period specified in Section 4(b)(v)(C); provided, however, that any such Options that are not vested upon the termination of the Outside Director's Service for any reason shall terminate immediately and may not be exercised. The Board may also provide for earlier termination in the Outside Director's Nonstatutory Option agreement.

     (c) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

     (d) Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

     (e) Outstanding Stock. For purposes of Section 4(c) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.  STOCK SUBJECT TO PLAN.

     (a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares that may be subject to Awards granted under the Plan shall not exceed three hundred thousand (300,000) Shares, plus any Shares remaining available for grant of awards under the Prior Plan on the Effective Date (including Shares subject to outstanding options under the Prior Plan on the Effective Date that are subsequently forfeited or terminate for any other reason before being exercised and unvested Shares that are forfeited pursuant to such Prior Plan after the Effective Date). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

     (b) Individual Award Limitation. Subject to the provisions of Section 12, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any consecutive twelve-month period that relate to more than 100,000 Shares; provided, however, that this limit shall be increased to 200,000 Shares for grants in the first twelve months of the Participant's Service.

     (c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being settled or exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under
Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan.

SECTION 6.  RESTRICTED SHARES.

     (a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

     (b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services; provided that payment may not be made by delivery of a promissory note. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

     (c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

     (d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

     (e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.  TERMS AND CONDITIONS OF OPTIONS.

     (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation.

     (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

     (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in
Section 4(c), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8

     (d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

     (e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of Option shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

     (f) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

     (g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

     (h) Leaves of Absence. An Employee's Service shall cease when such Employee ceases to be actively employed by, or a Consultant to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee's Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

     (i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

     (j) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options

(to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, adversely affect his or her rights or obligations under such Option. In addition, notwithstanding any other provision of the Plan, in no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Optionee at a lower exercise price or reduce the exercise price of an outstanding Option.

     (k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8.  PAYMENT FOR SHARES.

     (a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in
Section 8(b) through Section 8(f) below.

     (b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     (c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

     (d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

     (e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

     (f) Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules; provided that payment may not be made by delivery of a promissory note.

     (g) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.  STOCK APPRECIATION RIGHTS.

     (a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     (b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

     (c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     (d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

     (e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

     (f) Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

     (g) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, may alter or impair his or her rights or obligations under such SAR. In addition, notwithstanding any other provision of the Plan, in no event shall the Committee cancel any outstanding SAR for the purpose of reissuing the SAR to the Optionee at a lower exercise price or reduce the exercise price of an outstanding SAR.

SECTION 10.  STOCK UNITS.

     (a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

     (b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

     (c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

     (d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

     (e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

     (f) Death of Recipient. Any Stock Unit Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Unit Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

     (g) Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11.  TRANSFERABILITY; PERFORMANCE GOALS

     (a) Transferability. Except to the extent determined by the Committee, no Award shall be assigned or transferred by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant may be exercised only by such Participant or his or her guardian or legal representative.

     (b) Performance Goals. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group or index, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share,
(c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital,
(h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue,
(o) return on invested capital, (p) market segment shares, (q) sales, (r) unit openings or (s) customer satisfaction ("Qualifying Performance Criteria"). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in managements' discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year. The Committee shall determine the Qualifying Performance Criteria not later than the 90th day of the performance period, and shall determine and certify, for each Participant, the extent to which the Qualifying Performance Criteria have been met. The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a Qualifying Performance Goal to a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

SECTION 12.  ADJUSTMENT OF SHARES.

     (a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

          (ii) The limitations set forth in Section 5(a) and (b);

          (iii) The number of Shares covered by each outstanding Option and SAR;

          (iv) The Exercise Price under each outstanding Option and SAR; or

          (v) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     (b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

     (c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

          (i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

          (ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

          (iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

          (iv) Full acceleration of the expiration date of the outstanding unexercised Awards to a date not earlier than thirty (30) days after notice to the Participant; or

          (v) Settlement of the full value of the outstanding Awards in cash or cash equivalents (including deferred compensation pending vesting) followed by cancellation of such Awards.

     (d) Reservation of Rights. Except as provided in this Section 12, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the terms of any outstanding Award, including the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13.  DEFERRAL OF AWARDS.

     The Committee (in its sole discretion) may permit or require a Participant to:

     (a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

     (b) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

     (c) Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

     A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14.  AWARDS UNDER OTHER PLANS.

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under
Section 5.

SECTION 15.  PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

     (a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

     (b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

     (c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 16.  LEGAL AND REGULATORY REQUIREMENTS.

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 17.  WITHHOLDING TAXES.

     (a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

     (b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 18.  NO EMPLOYMENT RIGHTS.

     No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason, with or without notice.

SECTION 19.  DURATION AND AMENDMENTS.

     (a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically ten (10) years after its adoption by the Board. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

     (b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

     (c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect any Award previously granted under the Plan.

                [Remainder of this page intentionally left blank]

SECTION 20.  EXECUTION.

     To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

                                DREXLER TECHNOLOGY CORPORATION


                                By
                                   ---------------------------------------------

                                Name
                                     -------------------------------------------

                                Title
                                      ------------------------------------------

                                   APPENDIX B

          CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

                          OF THE BOARD OF DIRECTORS OF

                         DREXLER TECHNOLOGY CORPORATION

Composition
-----------

     This Charter governs the operations of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall be comprised of such number of directors as determined by the Board of Directors.

     The members of the Nominating and Corporate Governance Committee shall be elected by the Board of Directors annually and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Nominating and Corporate Governance Committee may designate a Chair. All members of the Nominating and Corporate Governance Committee shall satisfy the independence requirements of the Nasdaq stock market.

Statement of Policy
-------------------

     The Nominating and Corporate Governance Committee shall provide assistance to the Board of Directors in overseeing corporate governance, and shall make recommendations to the Board of Directors regarding a slate of persons for the Board of Directors to nominate (or direct be nominated) for election to the Board of Directors at the annual shareholders meeting.

Procedures
----------

     The Corporation's bylaws provide rules and procedures for the functioning of the Board of Directors and its committees, including the Nominating and Corporate Governance Committee.

     The Nominating and Corporate Governance Committee may use those services of such counsel, search and recruiting firms, experts, or advisors as it believes to be desirable and appropriate, including at its discretion those persons regularly utilized by the Company or those persons not utilized by the Company. The Company shall provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment of compensation to any such persons utilized by the Committee and for ordinary administrative expenses of the Nominating and Corporate Governance Committee that are necessary or appropriate in carrying out its duties.

Processes
---------

     The following shall be the principal recurring processes of the Nominating and Corporate Governance Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Nominating and Corporate Governance Committee may alter or supplement them as appropriate. For purposes below, the term "Committee" means any committee of the Board of Directors.

     1. As provided in the Corporation's bylaws, the Nominating and Corporate Governance Committee shall recommend to the Board of Directors a slate of nominees for election to the Board of Directors at the annual stockholders meeting. In addition, the Nominating and Corporate Governance Committee shall recommend to the Board of Directors nominees to fill any vacancy created on the Board of Directors. The Nominating and Corporate Governance Committee shall have sole authority to retain and terminate any search or recruiting firm to be used to identify director candidates, including sole authority to approve such search firm's fees and other retention terms. The Nominating and Corporate Governance Committee shall assist the Board of Directors to determine whether proposed nominations for director at the annual shareholders meeting made by Corporation shareholders are timely and properly submitted. When and as appropriate, the Nominating and Corporate Governance Committee would consider and recommend to the full Board of Directors whether any individual member of the Board of Directors should be removed for cause in accordance with the Corporation's certificate of incorporation, bylaws, and applicable laws.

     2. The Nominating and Corporate Governance Committee shall recommend to the Board of Directors membership of Committees following the annual stockholders meeting.

     3. The Nominating and Corporate Governance Committee shall periodically review, in consultation as desired with the Corporation's outside counsel, the Corporation's corporate governance practices, including whether the Corporation is operating in compliance with the restrictions imposed upon the Corporation through the Corporation's certificate of incorporation, bylaws, or applicable laws.

     4. The Nominating and Corporate Governance Committee shall recommend to the Board of Directors changes in the Corporation's corporate governance practices, including (a) changes to the Corporation's certificate of incorporation or bylaws, such as the domicile of the Corporation and its shareholder rights plan,
(b) changes in the manner of conduct or frequency of meetings of the Board of Directors or any Committees, (c) changes to the size or composition of the Board of Directors or any Committees, (d) creation of additional or elimination of existing Committees, (e) changes to the responsibilities and charters of existing Committees and content of the proposed charter for a Committee in formation, and (f) other changes to improve individual Director, Committee, and Board of Director effectiveness which may be based on such assessments as the Nominating and Corporate Governance Committee deems appropriate to conduct or oversee.

     5. The Nominating and Corporate Governance Committee shall recommend to the Board, with the input of management, a carrier for director and officer liability insurance and the liability limits and scope of coverage of any such resulting policy. The Nominating and Corporate Governance Committee shall recommend to the Board, with the input of management, any proposed change to the form of indemnification agreements for officers and directors.

Reports
-------

     The Nominating and Corporate Governance Committee may, as it desires, prepare or cause the preparation of a report for inclusion in the Corporation's annual proxy statement.

     The Committee shall submit any recommendations for changes to the Nominating and Corporate Governance Committee Charter to the full Board of Directors for approval.

     The Nominating and Corporate Governance Committee shall maintain minutes of its meetings and regularly report its activities to the Board of Directors.

Reliance on Information Provided
--------------------------------

     In adopting this Nominating and Corporate Governance Committee Charter, the Board of Directors acknowledges that the Nominating and Corporate Governance Committee members may not be legal experts and are not providing any expert or special assurance as to the Corporation's legal compliance. Each member of the Nominating and Corporate Governance Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Nominating and Corporate Governance Committee and the accuracy and completeness of the corporate governance and other information provided to the Nominating and Corporate Governance Committee by such persons or organizations absent actual knowledge to the contrary.

Dated Effective and Last Amended:  August __, 2004
--------------------------------


                                       2